RETENTION AGREEMENT

     This Retention Agreement (this "Agreement") is entered into as of the 1st day of April, 1999, by and between KENETECH Corporation, a Delaware corporation (the "Company"), and Andrew M. Langtry, an individual currently employed by the Company ("you" or the "Employee").

A. The Company desires that the Employee remains as an employee of the Company and assists the Company in its restructuring or other disposition of its assets. The Employee has valuable experience and knowledge regarding the Company and its affairs.

B. The Company and the Employee desire to enter into a written agreement on the terms set forth below.

     NOW THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

          1. This Agreement contains the complete terms and understanding between the Company and the Employee concerning the terms and conditions of employment.

          2. The Employee agrees to continue to perform comparable duties and responsibilities in good faith and to the best of his ability for the duration of this Agreement. This Agreement shall automatically terminate, without notice from either party, on September 30, 1999, except that Sections 4, 5 and 6 below shall survive the termination of this Agreement. The Employee's principal place of operation will be San Francisco, California and the Employee shall be available to render such services at all reasonable times and places in accordance with reasonable direction and assignments issued by the Company. During the employment period, the Employee will devote his full time and efforts to the business and affairs of the Company within the scope of his responsibilities.

          3. The Company will provide the following to the Employee during the term of this Agreement:

               a. Annual gross compensation of $95,000.

               b. Health insurance, dental, group life, and Long Term Disability coverage under any now existing plan or program of the Company, subject to the right of the Company to terminate, modify, amend, or change at any time any of such benefits if such termination, modification, amendment, or change in each case is part of a general program to terminate, modify, amend, or change such benefits on a proportional basis relative to other employees of the Company.

               c. Vacation in accordance with the customary policy of the Company.

               d. Other normal employee expense reimbursements consistent with the current practice of the Company.

          4. Upon termination of this Agreement on September 30, 1999, the Employee may, at the option of the Company, continue to be employed by the Company as an "at will" employee, and in such event shall receive annual gross compensation of $145,000. Following termination of this Agreement, the Employee agrees that nothing in this Agreement shall confer upon the Employee any right to continue as an employee of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company, which rights are expressly reserved by the Company, to terminate the Employee's employment at any time for any reason whatsoever, with or without cause.

          5. The Company will pay you a bonus in the amount of $36,250 on December 31,1999.

          6. If the Employee is discharged other than as a result of a "Termination for Cause" during the term of this Agreement, the Employee will receive the following:

               a. a lump sum severance payment in the amount of $47,500.

               b. accrued vacation pay.

               c. Any unpaid bonus under Section 5 above.

          If the Employee is discharged other than as a result of a "Termination for Cause" after September 30, 1999 as an at will employee of the Company, the Employee will receive the following:

               a. a lump sum severance payment in the amount of $72,500.

               b. accrued vacation pay.

               c. Any unpaid bonus under Section 5 above.

          7. If you commit one or more acts of fraud, embezzlement, misappropriation of property or information or engage in any other conduct materially adversely affecting the business reputation of the Company, or if you willfully, fail to perform your duties and responsibilities, you may be terminated for cause (a "Termination for Cause"), and you will not be paid any of the payments or benefits described in this Agreement other than accrued vacation and any unpaid compensation earned for services rendered through the date of termination.

          8. The Company shall deduct and withhold from the compensation payable to the Employee under this Agreement, any and all Federal, State and local income and employment withholding taxes and any other amounts required to be deducted or withheld by the Company under any applicable statute or regulation.

          9. The Employee will preserve as confidential all knowledge and information pertaining uniquely to the business of the Company obtained by the Employee during the course of the Employee's employment with the Company.

          10. This Agreement represents the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings. This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms and conditions hereof may be waived, only by a written instrument executed by the Company and the Employee, or in the case of a waiver, by the party waiving compliance.

          11. Upon your death during the term hereof, the employment relationship created pursuant to this Agreement will immediately terminate, and no further compensation will become payable to you hereunder. In connection with such termination, the Company will only be required to pay you (or your estate) any unpaid compensation earned for services rendered through the date of your death.

          12. This  Agreement  will be construed in accordance  with the laws of
     California.   Any  provisions  of  this  Agreement  determined  invalid  or unenforceable shall not affect the remaining provisions of this Agreement.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.

                                    KENETECH Corporation, a Delaware corporation

                                    By:    ___________________________
                                    Name:  Mark D.  Lerdal
                                    Title: Chief  Executive Officer and
                                           President



                                           __________________________
                                           Andrew M. Langtry